CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference, in this Form 8-K/A (Amendment No. 1) of Life on Earth, Inc., of our report dated July 10, 2018 relating to the financial statements of The Giant Beverage Company, Inc. as of and for the years ended September 30, 2017 and 2016.

/s/ RAICH ENDE MALTER & CO. LLP

RAICH ENDE MALTER & CO. LLP

Melville, New York

July 10, 2018